Exhibit 99.1

Datasea Announces First Quarter Fiscal Year 2023 Financial Results with Current Operational and Financial Highlights

BEIJING, Nov. 14, 2022 (GLOBE NEWSWIRE) -- Datasea Inc. (NASDAQ: DTSS) (“Datasea” or the “Company”), incorporated in Nevada in September 2014, is a digital technology corporation engaged in three converging and innovative business segments: 5G messaging, acoustic intelligence, and smart city in China, today announced financial results for the first quarter ended September 30, 2022, and provided an update on its key strategic and operational initiatives.

“Our first quarter results delivered performance with sequential improvements in gross profit and revenue versus the same period of 2021, with an increase of 136% in gross profit and an increase of 73% in revenue. Behind the continued strength of our growth, we benefitted from the diversified portfolio and the expanded addressable market, continued productivity efforts and strong contributions from our 5G messaging business. We’re focused on making ongoing efforts to optimize and strengthen products to help customers do more with less, as we believe a steady stream of improvements, diligently executed, will have a positive impact in both segment and total company margin,” said Zhixin Liu, CEO of Datasea.

Mrs. Liu continued, “to date as a company we have been focused primarily on cementing our first mover advantage in 5G messaging business and establishing ourselves as one of the market leaders by helping set the industry standards. Looking ahead, our product rollouts in acoustic intelligence, such as the ultrasonic sound air disinfection equipment against Covid-19, will be new revenue resources. We expedite the commercialization of our acoustic intelligence powered air purifiers, which have gained greater urgency because of the global coronavirus pandemic and the need for sterilization has likely become a permanent way of life for. We’ll focus on building margin, investing in innovation and fortifying our position in the market.”

First Quarter Fiscal Year 2023 Financial Highlights

●	Revenue was $1,164,305 for the three months ended September 30, 2022, compared to $671,130 for the three months ended September 30, 2021, representing an increase of $493,175, or 73%.

●	Gross profit was $150,197 for the three months ended September 30, 2022, compared to $63,595 for the three months ended September 30, 2021, representing an increase of $86,602 or 136%. The increase in gross profit was mainly due to the delivery of services related to the 5G SMS service platform in 2022.

●	Gross margin was 12.9% for the three months ended September 30, 2022, compared to 9.5% for the three months ended September 30, 2021. The Company’s average gross margin for fiscal year 2022 was 5.6%. The increase in gross margin was mainly due to the higher gross margin on value-added services revenue during this quarter.

●	General and administration expenses decreased $69,026, or 6% from $1,119,471 during the three months ended September 30, 2021 to $1,050,445 during the three months ended September 30, 2022.

●	Net loss was approximately $1.34 million for the three months ended September 30, 2022 compared to approximately $1.44 million for the three months ended September 30, 2021.

●	The Company has adopted more scientific management methods in managing personnel costs and risks, intended to drive growth and improve cash flows in a disciplined way.

First Quarter Fiscal Year 2023 Business Highlights

5G Messaging

5G messaging business continues to generate healthy growth as the company’s diversified offerings deliver compelling value for customers. As previously disclosed, Datasea entered into several sales agreement to provide 5G messaging services as well as the Smart Push, a precision marketing solution powered by 5G messaging technology with broad applicability to serve companies of all sizes.

As an industry leader, Datasea has been actively involved in the discussion and formulation of 5G messaging regulations and application standards. In September, China Association of Communication Enterprises issued an announcement approving the release of three 5G messaging standards which Datasea participated in drafting.

Acoustic Intelligence

Datasea is an acoustic intelligence trailblazer and aims to introduce this cutting-edge technology and its applications to China and eventually other parts of the world. The Company demonstrated the commercial potential of acoustic intelligence, through direct sales of acoustic intelligence powered disinfection equipment and agreements with different businesses to apply acoustic intelligence in the areas such as automotive systems and smart home appliances.

In July, Datasea’s ultrasonic sound sterilization and antivirus equipment was confirmed by leading lab that it achieved a 99.83% efficacy in nine seconds against Covid-19. In August, Datasea contracted with manufacturer to produce ultrasonic sound air disinfection equipment against Covid-19.

About Datasea Inc. Datasea Inc., through its variable interest entity, Shuhai Information Technology Co., Ltd., a digital technology company in China, engages in three converging and innovative industries: smart city, acoustic intelligence and 5G messaging. Datasea leverages facial recognition technology and other visual intelligence algorithms, combined with cutting-edge acoustic and non-visual intelligence algorithms, to provide smart city solutions that meet the security needs of residential communities, schools and commercial enterprises. Most recently, in response to the growing utilization of 5G technologies and the overall initiative to utilize Datasea’s technology capabilities to expand business coverage and revenue resources, Datasea has also strategically expanded business coverage to 5G messaging and smart payment solutions. Datasea has been certified as one of the High-Tech Enterprises (jointly issued by the Beijing Science and Technology Commission, Beijing Finance Bureau, Beijing State Taxation Bureau and Beijing Local Taxation Bureau) and one of the Zhongguancun High Tech Enterprises (issued by the Zhongguancun Science Park Administrative Committee) in recognition of the company’s achievement in high technology products. For additional company information, please visit: www.dataseainc.com. Datasea routinely posts important information on its website.

Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond Datasea’s control, which may cause Datasea’s actual results, performance or achievements (including the RMB/USD value of its anticipated benefit to Datasea as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Datasea investor and media Contact:International Elite Capital Inc.Annabelle ZhangTelephone: +1(646) 866-7989 Email: datasea@iecapitalusa.com

DATASEA INC.CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,
	2022	2021

Revenues	$1,164,305	$671,130
Cost of goods sold	1,014,108	607,535

Gross profit	150,197	63,595

Operating expenses
Selling	293,064	230,799
General and administrative	1,050,445	1,119,471
Research and development	263,332	287,216

Total operating expenses	1,606,841	1,637,486

Loss from operations	(1,456,644)	(1,573,891)

Non-operating income (expenses)
Other income	22,606	23
Interest income	99	20,534

Total non-operating income, net	22,705	20,557

Loss before income tax	(1,433,939)	(1,553,334)

Income tax	8	-

Loss before noncontrolling interest	(1,433,947)	(1,553,334)

Less: loss attributable to noncontrolling interest	(96,624)	(112,100)

Net loss to the Company	(1,337,323)	(1,441,234)

Other comprehensive item
Foreign currency translation gain (loss) attributable to the Company	12,338	(4,697)
Foreign currency translation loss attributable to noncontrolling interest	(3,690)	(254)

Comprehensive loss attributable to the Company	$(1,324,985)	$(1,445,931)

Comprehensive loss attributable to noncontrolling interest	$(100,314)	$(112,354)

Basic and diluted net loss per share	$(0.05)	$(0.06)

Weighted average shares used for computing basic and diluted loss per share	24,324,633	23,355,993

DATASEA INC.CONSOLIDATED BALANCE SHEETS

	SEPTEMBER 30, 2022	JUNE 30, 2022
	(UNAUDITED)

ASSETS
CURRENT ASSETS
Cash	$93,074	$164,217
Accounts receivable	155,280	259,410
Inventory	194,885	211,353
Value-added tax prepayment	51,817	46,509
Prepaid expenses and other current assets	483,977	575,312
Total current assets	979,033	1,256,801

NONCURRENT ASSETS
Security deposit for rents	-	17,181
Long term investment	56,340	29,800
Property and equipment, net	138,642	187,831
Intangible assets, net	1,612,945	1,741,791
Right-of-use assets, net	305,146	522,273
Total noncurrent assets	2,113,073	2,498,876

TOTAL ASSETS	$3,092,106	$3,755,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$296,785	$197,573
Unearned revenue	136,853	289,888
Accrued expenses and other payables	1,111,513	994,884
Due to related party	68,902	102,331
Loans payable	866,644	81,950
Operating lease liabilities	320,826	457,949
Total current liabilities	2,801,523	2,124,575

NONCURRENT LIABILITIES
Operating lease liabilities	-	31,470
Total noncurrent liabilities	-	31,470

TOTAL LIABILITIES	2,801,523	2,156,045

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 375,000,000 shares authorized, 24,324,633 shares issued and outstanding as of September 30, 2022 and June 30, 2022, respectively	24,325	24,325
Additional paid-in capital	20,845,809	20,729,559
Accumulated comprehensive income	295,925	283,587
Accumulated deficit	(19,920,889)	(18,583,566)
TOTAL COMPANY STOCKHOLDERS’ EQUITY	1,245,170	2,453,905

Noncontrolling interest	(954,587)	(854,273)

TOTAL EQUITY	290,583	1,599,632

TOTAL LIABILITIES AND EQUITY	$3,092,106	$3,755,677

DATASEA INC.CONSOLIDATED STATEMENTS OF CASH FLOWS(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,
	2022	2021

Cash flows from operating activities:
Loss including noncontrolling interest	$(1,433,947)	$(1,553,334)
Adjustments to reconcile loss including noncontrolling interest to net cash used in operating activities:
Loss on disposal on fixed assets	-	457
Depreciation and amortization	189,764	92,022
Operating lease expense	203,111	218,829
Stock compensation expense	116,250	164,250
Changes in assets and liabilities:
Accounts receivable	93,511	(913,091)
Inventory	5,100	(11,183)
Value-added tax prepayment	(8,165)	(2,871)
Prepaid expenses and other current assets	79,124	(88,253)
Accounts payable	107,162	608,496
Unearned revenue	(142,623)	63,345
Accrued expenses and other payables	192,535	223,916
Payment on operating lease liabilities	(154,519)	(202,552)

Net cash used in operating activities	(752,697)	(1,399,969)

Cash flows from investing activities:
Acquisition of property and equipment	(403)	(9,156)
Acquisition of intangible assets	(73,154)	-
Long-term investment	(29,288)	-

Net cash used in investing activities	(102,845)	(9,156)

Cash flows from financing activities:
Due to related parties	(30,206)	(11,712)
(Payment) proceeds of loans payable	820,508	(497,625)
Net proceeds from issuance of common stock	-	7,681,796

Net cash provided by financing activities	790,302	7,172,459

Effect of exchange rate changes on cash	(5,903)	(7,648)

Net increase (decrease) in cash	(71,143)	5,755,686

Cash, beginning of period	164,217	49,676

Cash, end of period	$93,074	$5,805,362

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Transfer of prepaid software development expenditure to intangible assets	$-	$50,000
Right-of-use assets obtained in exchange for new operating lease liabilities	$-	$-

IMPORTANT NOTICE TO USERS (summary only, please refer to the Form 10-Q for full text of notice); All information is unaudited unless otherwise noted or accompanied by an audit opinion and is subject to the more comprehensive information contained in our SEC reports and filings. We do not endorse third-party information. All information speaks as of the last fiscal quarter or year for which we have filed a Form 10-K or 10-Q, or for historical information the date or period expressly indicated in or with such information. We undertake no duty to update the information. Forward-looking statements are subject to risks and uncertainties described in our Forms 10-Q and 10-K.

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